EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2000 relating to the financial statements of Hi-Rise Recycling Systems, Inc., which appears in Hi-Rise Recycling Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Miami, Florida
April 27, 2000